Exhibit 32.2

Red Rock Resorts, Inc.
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)
        Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sections 1350(a) and (b)), the undersigned hereby certifies as follows:

1.	Stephen L. Cootey is the Principal Financial Officer of Red Rock Resorts, Inc. (the "Company").

2.	The undersigned certifies to the best of his knowledge:

(A)
The Company's Form 10-Q for the quarter ended September 30, 2018 accompanying this Certification, in the form filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

(B)	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 9, 2018

/s/ STEPHEN L. COOTEY
Stephen L. Cootey Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)